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                                                                EXHIBIT 6(c)(vi)

                              TCI SOLUTIONS, INC.
                 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            Adopted on July 31, 2001

1. PURPOSE

       (a) The purpose of the 2001 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each Non-Employee Director of TCI Solutions, Inc. (the "Company") will be given an opportunity to purchase stock of the Company.

       (b) The term "Non-Employee Director," as used in the Plan, shall mean a director who:

              (i) is not currently an officer (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) of the Company or any of its Affiliates, or otherwise currently employed by the Company or any of its Affiliates;

              (ii) does not receive compensation, either directly or indirectly, from the Company or any of its Affiliates, for services rendered as a consultant or in any capacity other than as a director, except for amounts that do not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K;

              (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

              (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

       (c) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


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       (d) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. ADMINISTRATION

       (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b) hereof.

       (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN

       (a) Subject to the provisions of paragraph 10 hereof relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate six hundred ninety thousand (690,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.


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       (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

       (c) For as long as required by California Administrative Regulation
Section 260.140.45, at no time shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of such section, based on the shares of the Company which are outstanding at the time the calculation is made.

4. ELIGIBILITY

       (a) Options shall be granted only to Non-Employee Directors of the Company.

       (b) Notwithstanding any other provision hereof, in the event any person to whom an option is to be granted under the Plan owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of any of its Affiliates, the exercise price of any option granted to such person shall be not less than one hundred ten percent (110%) of the fair market value of the Company's common stock as of the date of such grant.

5. NON-DISCRETIONARY GRANTS

       (a) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director shall, upon the date of initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.


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       (b) On the date immediately following the Annual Stockholders Meeting of each year commencing with the year 2001, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three (3) months prior to such date shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

6. OPTION PROVISIONS

       Each option shall contain the following terms and conditions:

       (a) The term of each option commences on the date it is granted and expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall continue to be exercisable as to that number of shares as to which it was exercisable on the date of termination of such service and shall terminate on the earlier of the Expiration Date or three (3) years following the date of termination of such service. Notwithstanding anything herein to the contrary, no option granted hereunder shall be exercisable after the Expiration Date of such option.

       (b) Subject to subparagraph 4(b) hereof, the exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

       (c) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares, but when the number of shares being purchased upon an exercise is 1,000 or more shares,


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the optionee may elect to make payment of the exercise price under one of the following alternatives:

              (i) Payment of the exercise price per share in cash at the time of exercise; or

              (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or

              (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

       Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

       (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

       (e) The option shall become exercisable one year from the date of grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of


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the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

       (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d) hereof, as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

       (g) Notwithstanding anything to the contrary contained herein, no option may be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

       (h) The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that any optionee not sell or otherwise transfer or dispose of any shares of common stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date (the "Effective Date") of the registration


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statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters.

7. COVENANTS OF THE COMPANY

       (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

       (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8. USE OF PROCEEDS FROM STOCK

       Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9. ADDITIONAL PROVISIONS OF OPTIONS

       (a) Neither an optionee nor any person to whom an option is transferred in accordance with subparagraph 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.


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       (b) Throughout the term of any option granted pursuant to the Plan, the
Company shall make available to the holder of such option not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

       (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders, or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

       (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through any Non-Employee Director, shall have any right title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for issuance pursuant to an option granted to such Non-Employee Director.

       (e) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer or such removal or lapse, is made available to the Company for timely payment of such tax.


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10. ADJUSTMENTS UPON CHANGES IN STOCK

       (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

       (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the time during which options outstanding under the Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

11. AMENDMENT OF THE PLAN

       (a) The Board at any time, and from time to time, may amend the Plan, provided, however, that the Board shall not amend the Plan more than once every six (6) months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, or the Employee Retirement Income Security Act or the rules thereunder. Except as provided in paragraph 10 hereof relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the


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Company within twelve (12) months before or after the adoption of such amendment, where the amendment will:

              (i) increase the number of shares which may be issued under the Plan;

              (ii) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 of the Exchange
Act); or

              (iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 under the Exchange Act.

       (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN

       (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July ___, 2011. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

       (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

       (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.


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13. EFFECTIVE DATE OF PLAN: CONDITIONS OF EXERCISE

       The Plan shall become effective as determined by the Board, but no options granted pursuant to the Plan may be exercised unless and until the Plan has been approved by the stockholders of the Company and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California. Any option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve
(12) months before or after adoption of the Plan. Such shares shall not be counted in determining whether such approval is obtained.


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